Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of US Alliance Corporation and Subsidiaries of our report dated April 29, 2016, on our audit of the consolidated financial statements of US Alliance Corporation and Subsidiaries for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Omaha, Nebraska
June 16, 2017